EXHIBIT 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Fourth Quarter and Full Year 2021 Results

•Revenues were $2.7 billion in the fourth quarter, $9.5 billion in 2021
•Operating margin was 4.5% in the fourth quarter, 5.4% in 2021
•Segment operating margin1 was 6.0% in the fourth quarter, 7.2% in 2021
•Diluted earnings per share was $2.99 in the fourth quarter, $13.50 in 2021
•Pension adjusted diluted earnings per share1 was $2.84 in the fourth quarter, $13.03 in 2021

NEWPORT NEWS, Va. (Feb. 10, 2022) - Huntington Ingalls Industries (NYSE:HII) reported fourth quarter 2021 revenues of $2.7 billion, down 2.9% from the fourth quarter of 2020. Operating income in the fourth quarter of 2021 was $120 million and operating margin was 4.5%, compared to $305 million and 11.1%, respectively, in the fourth quarter of 2020. Diluted earnings per share in the quarter was $2.99, compared to $6.15 in the fourth quarter of 2020. Pension adjusted earnings per share1 in the quarter was $2.84, compared to $4.35 in the fourth quarter of 2020.

For the full year, revenues of $9.5 billion increased 1.7% over 2020. Operating income in 2021 was $513 million and operating margin was 5.4%, compared to $799 million and 8.5%, respectively, in 2020. Segment operating income1 in 2021 was $683 million and segment operating margin1 was 7.2%, compared to $555 million and 5.9%, respectively, in 2020. Diluted earnings per share for the full year was $13.50, compared to $17.14 in 2020. Pension adjusted earnings per share1 in 2021 was $13.03, compared to $10.00 in 2020.

Net cash provided by operating activities in 2021 was $760 million and free cash flow1 was $449 million, compared to $1.1 billion and $757 million, respectively, in 2020.

New contract awards in the fourth quarter of 2021 were approximately $1.0 billion, bringing total backlog to approximately $48.5 billion as of Dec. 31, 2021.

“We are pleased with another year of consistent program execution in the face of a challenging operational environment on multiple fronts,” said Mike Petters, HII’s president and CEO. "Over the course of 2021 we completed transformational changes in our Technical Solutions division, and we believe we have positioned the enterprise for sustainable, long-term value creation as we move forward."

2022 Financial Outlook

•Expect FY22 shipbuilding revenue1 between $8.2 and $8.5 billion; expect shipbuilding operating margin1 between 8.0% and 8.1%
•Expect FY22 Technical Solutions revenue of approximately $2.6 billion, segment operating margin1 of approximately 2.5%; and EBITDA margin1 of between 8.0% and 8.5%
•Expect FY22 free cash flow1 of between $300 and $350 million2
•Expect cumulative FY20-FY24 free cash flow1 of approximately $3.2 billion2

1Non-GAAP measures. See Exhibit B for definitions and reconciliations. Reconciliations of forward–looking GAAP and non–GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non–GAAP measures.
2 Free cash flow outlook assumes the legislation requiring capitalization of R&D expenditures for tax purposes is deferred. See Exhibit B for additional information.
Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions, except per share amounts)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Sales and service revenues	$2,677	$2,757	$(80)	(2.9)%	$9,524	$9,361	$163	1.7%
Operating income	120	305	(185)	(60.7)%	513	799	(286)	(35.8)%
Operating margin %	4.5%	11.1%		(658) bps	5.4%	8.5%		(315) bps
Segment operating income[1]	160	242	(82)	(33.9)%	683	555	128	23.1%
Segment operating margin %[1]	6.0%	8.8%		(280) bps	7.2%	5.9%		124 bps
Net earnings	120	249	(129)	(51.8)%	544	696	(152)	(21.8)%
Diluted earnings per share	$2.99	$6.15	$(3.16)	(51.4)%	$13.50	$17.14	$(3.64)	(21.2)%

Pension Adjusted Earnings
Adjusted Net earnings[2]	114	176	(62)	(35.2)%	525	406	119	29.3%
Adjusted Diluted earnings per share[2]	$2.84	$4.35	$(1.51)	(34.7)%	$13.03	$10.00	$3.03	30.3%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impacts of the FAS/CAS Adjustment. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$581	$752	$(171)	(22.7)%	$2,528	$2,678	$(150)	(5.6)%
Segment operating income[1]	48	96	(48)	(50.0)%	281	281	—	—%
Segment operating margin %[1]	8.3%	12.8%		(450) bps	11.1%	10.5%		62 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the fourth quarter of 2021 were $581 million, a decrease of $171 million, or 22.7%, from the same period in 2020, primarily driven by lower revenues in amphibious assault ships, the Arleigh Burke-class guided missile destroyer (DDG) program and the Legend-class National Security Cutter (NSC) program. Revenues on amphibious assault ships decreased due to lower volumes on Bougainville (LHA 8), Fort Lauderdale (LPD 28) and Harrisburg (LPD 30), partially offset by higher volume on LHA 9 (unnamed). DDG program revenues decreased due to lower volumes on Ted Stevens (DDG 128) and Frank E. Petersen Jr. (DDG 121), partially offset by higher volume on George M. Neal (DDG 131). Revenues on the NSC program decreased due to lower volume on USCGC Stone (NSC 9) following its delivery in the prior year, partially offset by higher volume on Friedman (NSC 11).

Ingalls Shipbuilding segment operating income1 for the fourth quarter of 2021 was $48 million, a decrease of $48 million from the same period in 2020. Segment operating margin1 in the fourth quarter of 2021 was 8.3%, compared to 12.8% in the same period last year. The decrease in segment operating margin1 was primarily driven by the recognition of a contract action and incentive on the DDG program in the prior year period, lower risk retirement on the NSC program following the delivery of USCGC Stone (NSC 9) in the prior year, as well as lower risk retirement on the amphibious assault ship programs.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

For the full year, Ingalls Shipbuilding revenues were $2.5 billion, a decrease of $150 million, or 5.6%, from 2020, primarily driven by lower revenues in the NSC program and amphibious assault ships, partially offset by higher revenues in the DDG program. Revenues on the NSC program decreased due to lower volume on Stone (NSC 9) following its delivery. Amphibious assault ship revenues decreased due to lower volumes on Fort Lauderdale (LPD 28), Richard M. McCool Jr. (LPD 29), Harrisburg (LPD 30) and USS Tripoli (LHA 7), partially offset by higher volumes on Pittsburgh (LPD 31) and LHA 9 (unnamed). DDG program revenues increased due to higher volumes on Jack H. Lucas (DDG 125), George M. Neal (DDG 131), Jeremiah Denton (DDG 129) and Sam Nunn (DDG 133), partially offset by lower volumes on USS Delbert D. Black (DDG 119) following its delivery and USS Fitzgerald (DDG 62) following its redelivery.

For the full year, Ingalls Shipbuilding segment operating income1 was $281 million, flat with 2020 results. Higher risk retirement on Bougainville (LHA 8) and a contract incentive on Jack H. Lucas (DDG 125) were offset by lower risk retirement on USCGC Stone (NSC 9) and USS Delbert D. Black (DDG 119) following their deliveries.

Key Ingalls Shipbuilding milestones for the quarter:
•Completed builder's trials for amphibious transport dock Fort Lauderdale (LPD 28)
•Delivered guided missile destroyer Frank E. Petersen Jr. (DDG 121)
•Began fabrication of guided missile destroyer George M. Neal (DDG 131)
•Awarded incremental $114 million advance procurement contract for amphibious assault ship LHA 9

Newport News Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$1,539	$1,750	$(211)	(12.1)%	$5,663	$5,571	$92	1.7%
Segment operating income[1]	95	128	(33)	(25.8)%	352	233	119	51.1%
Segment operating margin %[1]	6.2%	7.3%		(114) bps	6.2%	4.2%		203 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the fourth quarter of 2021 were $1.5 billion, a decrease of $211 million, or 12.1%, from the same period in 2020, primarily driven by lower revenues in aircraft carriers and submarines. Aircraft carrier revenues decreased primarily as a result of lower volumes on the refueling and complex overhaul (RCOH) of USS George Washington (CVN 73), the construction of John F. Kennedy (CVN 79), as well as lower material volume related to the construction of Enterprise (CVN 80) and Doris Miller (CVN 81), partially offset by higher volume on the RCOH of USS John C. Stennis (CVN 74). Submarine revenues decreased due to lower volumes on Block IV boats of the Virginia-class submarine (VCS) program, partially offset by higher volumes on Block V boats of the VCS program and the Columbia-class submarine program.

Newport News Shipbuilding segment operating income1 for the fourth quarter of 2021 was $95 million, a decrease of $33 million from the same period in 2020. Segment operating margin1 in the fourth quarter of 2021 was 6.2%, compared to 7.3% in the same period last year. The decreases were primarily due to lower risk retirement on naval nuclear support services, including submarine fleet support.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

For the full year, Newport News Shipbuilding revenues were $5.7 billion, an increase of $92 million, or 1.7%, from 2020, primarily driven by higher revenues in submarines and aircraft carriers, partially offset by lower revenues in naval nuclear support services. Submarine revenues increased primarily as a result of higher volumes on Block V boats of the VCS program and the Columbia-class submarine program, partially offset by lower volumes on Block IV boats of the VCS program. Aircraft carrier revenues increased primarily as a result of higher volumes on the RCOH of USS John C. Stennis (CVN 74), the construction of Enterprise (CVN 80) and the construction of Doris Miller (CVN 81), partially offset by lower volumes on the construction of John F. Kennedy (CVN 79) and the RCOH of USS George Washington (CVN 73). Naval nuclear support service revenues decreased primarily as a result of lower volumes in submarine fleet support services and facility maintenance services, partially offset by higher volumes in carrier fleet support services.

For the full year, Newport News Shipbuilding segment operating income1 was $352 million, an increase of $119 million from 2020. The increase was primarily due to impacts related to VCS program performance and COVID-19 in the prior year.

Key Newport News Shipbuilding milestones for the quarter:
•Christened Virginia-class submarine New Jersey (SSN 796)
•Reached approximate 94% completion of RCOH of USS George Washington (CVN 73)
•Reached approximate 83% completion of John F. Kennedy (CVN 79), which now includes single-phase delivery SOW

Technical Solutions

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$586	$311	$275	88.4%	$1,476	$1,268	208	16.4%
Segment operating income[1]	17	18	$(1)	(5.6)%	50	41	9	22.0%
Segment operating margin %[1]	2.9%	5.8%		(289) bps	3.4%	3.2%		15 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Technical Solutions revenues for the fourth quarter of 2021 were $586 million, an increase of $275 million from the same period in 2020. The increase was due primarily to the acquisition of Alion Science and Technology (Alion), partially offset by the divestiture of our oil and gas business and contribution of the San Diego Shipyard to a joint venture in the first quarter of 2021. Fourth quarter 2021 results include approximately $343 million of revenue attributable to Alion.

Technical Solutions segment operating income1 for the fourth quarter of 2021 was $17 million, compared to $18 million in the fourth quarter of 2020. Segment operating margin1 in the fourth quarter of 2021 was 2.9%, compared to 5.8% in the same period last year. The decrease in segment operating margin1 was primarily driven by approximately $25 million of amortization of Alion related purchased intangible assets, lower equity income from nuclear and environmental joint ventures, as well as the divestiture of our oil and gas business and contribution of our San Diego Shipyard to a joint venture in the first quarter of 2021. Fourth quarter 2021 results include approximately $6 million of segment operating income1 attributable to Alion, net of the purchased intangible asset amortization. Technical Solutions EBITDA margin1 in the fourth quarter of 2021 was 9.0%.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

For the full year, Technical Solutions revenues were $1.5 billion, an increase of $208 million, or 16.4%, from 2020, driven primarily by the acquisition of Alion, partially offset by the divestiture of our oil and gas business and contribution of our San Diego Shipyard to a joint venture. Technical Solutions results for full year 2021 include approximately $506 million of revenue attributable to Alion.

For the full year, Technical Solutions segment operating income1 was $50 million, an increase of $9 million, or 22.0%, from 2020, driven primarily by the acquisition of Alion, as well as equity income from our nuclear and environmental joint ventures and our ship repair and specialty fabrication joint venture, partially offset by lower performance in unmanned systems. 2021 results included approximately $33 million of amortization of purchased intangible assets related to Alion. Technical Solutions results for full year 2021 include approximately $10 million of segment operating income1 attributable to Alion, net of the purchased intangible asset amortization. Technical Solutions EBITDA margin1 in 2021 was 8.6%.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

2022 Outlook1
•Anticipate continued, steady shipbuilding operating margin2 expansion
•Anticipate strong organic revenue growth in Technical Solutions
•Free cash flow2,3 includes non-recurring items
◦~$160M advance progress repayment
◦~$70M payroll tax (FICA) repayment
•Continue to expect cumulative FY20-FY24 free cash flow2 of approximately $3.2B3

2022 Outlook
Shipbuilding Revenue[2]	$8.2B - $8.5B
Shipbuilding Operating Margin[2]	8.0% - 8.1%
Technical Solutions Revenue	~$2.6B
Technical Solutions Segment Operating Margin[2]	~2.5%
Technical Solutions EBITDA Margin[2]	8.0% - 8.5%

Operating FAS/CAS Adjustment	($142M)
Non-current State Income Tax Expense	($5M)
Interest Expense	($102M)
Non-operating Retirement Benefit	$294M
Effective Tax Rate	~21%

Depreciation & Amortization	$365M
Capital Expenditures	2.5% - 3.0% of Sales
Free Cash Flow[2,3]	$300M - $350M

1The financial outlook, expectations and other forward looking statements provided by the company for 2022 and beyond reflect the company's judgment based on the information available at the time of this release.
2 Non-GAAP measures. See Exhibit B for definitions. Reconciliations of forward–looking GAAP and non–GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures.
3 Free cash flow outlook assumes the legislation requiring capitalization of R&D expenditures for tax purposes is deferred. See Exhibit B for additional information.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

About Huntington Ingalls Industries

HII is a global engineering and defense technologies provider. With a 135-year history of trusted partnerships in advancing U.S. national security, HII delivers critical capabilities ranging from the most powerful and resilient maritime platforms ever built, to unmanned systems, ISR and AI/ML analytics. HII leads the industry in mission-driven solutions that support and enable a connected, integrated full spectrum force. Headquartered in Newport News, Virginia, HII’s skilled workforce is 44,000 strong. For more information, please visit www.HII.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from noon today through Thursday, Feb. 17 by calling toll-free (877) 344-7529 or (412) 317-0088 and using access code 8128939.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve important risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, and the impacts of vaccination mandates on our workforce; our ability to effectively integrate the operations of Alion Science and Technology into our business; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended December 31		Year Ended December 31
(in millions, except per share amounts)	2021	2020	2021	2020
Sales and service revenues
Product sales	$1,815	$2,107	$7,000	$6,850
Service revenues	862	650	2,524	2,511
Sales and service revenues	2,677	2,757	9,524	9,361
Cost of sales and service revenues
Cost of product sales	1,556	1,690	5,958	5,621
Cost of service revenues	748	520	2,198	2,070
Income from operating investments, net	10	13	41	32
Other income and gains	(1)	1	2	1
General and administrative expenses	262	256	898	904
Operating income	120	305	513	799
Other income (expense)
Interest expense	(26)	(46)	(89)	(114)
Non-operating retirement benefit	46	30	181	119
Other, net	7	14	17	6
Earnings before income taxes	147	303	622	810
Federal and foreign income tax expense (benefit)	27	54	78	114
Net earnings	$120	$249	$544	$696

Basic earnings per share	$2.99	$6.15	$13.50	$17.14
Weighted-average common shares outstanding	40.1	40.5	40.3	40.6

Diluted earnings per share	$2.99	$6.15	$13.50	$17.14
Weighted-average diluted shares outstanding	40.1	40.5	40.3	40.6

Dividends declared per share	$1.18	$1.14	$4.60	$4.23

Net earnings from above	$120	$249	$544	$696
Other comprehensive income
Change in unamortized benefit plan costs	736	(257)	838	(187)
Other	(1)	2	—	2
Tax expense for items of other comprehensive income	(188)	65	(214)	47
Other comprehensive income (loss), net of tax	547	(190)	624	(138)
Comprehensive income	$667	$59	$1,168	$558

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	December 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$627	$512
Accounts receivable, net of allowance for doubtful accounts of $9 million as of 2021 and $2 million as of 2020	433	397
Contract assets	1,310	1,049
Inventoried costs, net	161	137
Income taxes receivable	209	171
Assets held for sale	—	133
Prepaid expenses and other current assets	50	45
Total current assets	2,790	2,444
Property, Plant, and Equipment, net of accumulated depreciation of $2,149 million as of 2021 and $2,024 million as of 2020	3,107	2,978
Other Assets
Operating lease assets	241	192
Goodwill	2,628	1,617
Other intangible assets, net of accumulated amortization of $741 million as of 2021 and $655 million as of 2020	1,159	512
Pension plan assets	281	—
Deferred tax assets	—	133
Miscellaneous other assets	421	281
Total other assets	4,730	2,735
Total assets	$10,627	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED) (continued)

($ in millions)	December 31, 2021	December 31, 2020
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$603	$460
Accrued employees’ compensation	361	293
Current portion of postretirement plan liabilities	137	133
Current portion of workers’ compensation liabilities	252	225
Contract liabilities	651	585
Liabilities held for sale	—	68
Other current liabilities	423	462
Total current liabilities	2,427	2,226
Long-term debt	3,298	1,686
Pension plan liabilities	351	960
Other postretirement plan liabilities	368	401
Workers’ compensation liabilities	506	511
Long-term operating lease liabilities	194	157
Deferred tax liabilities	313	—
Other long-term liabilities	362	315
Total liabilities	7,819	6,256
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.4 million shares issued and 40.0 million shares outstanding as of December 31, 2021, and 53.3 million shares issued and 40.5 million shares outstanding as of December 31, 2020	1	1
Additional paid-in capital	1,998	1,972
Retained earnings	3,891	3,533
Treasury stock	(2,159)	(2,058)
Accumulated other comprehensive loss	(923)	(1,547)
Total stockholders’ equity	2,808	1,901
Total liabilities and stockholders’ equity	$10,627	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31
($ in millions)	2021	2020
Operating Activities
Net earnings	$544	$696
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	207	191
Amortization of purchased intangibles	86	56
Amortization of debt issuance costs	8	7
Provision for doubtful accounts	7	(1)
Stock-based compensation	33	23
Deferred income taxes	98	23
Loss on early extinguishment of debt	—	21
Loss (gain) on investments in marketable securities	(19)	(17)
Asset impairments	—	13
Change in
Accounts receivable	58	(70)
Contract assets	(126)	22
Inventoried costs	(25)	11
Prepaid expenses and other assets	(88)	(62)
Accounts payable and accruals	45	344
Retiree benefits	(78)	(176)
Other non-cash transactions, net	10	12
Net cash provided by operating activities	760	1,093
Investing Activities
Capital expenditures
Capital expenditure additions	(331)	(353)
Grant proceeds for capital expenditures	20	17
Acquisitions of businesses, net of cash received	(1,643)	(417)
Investment in affiliates	(22)	—
Proceeds from disposition of business	20	—
Other investing activities, net	2	(6)
Net cash used in investing activities	(1,954)	(759)

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (continued)

	Year Ended December 31
($ in millions)	2021	2020
Financing Activities
Proceeds from issuance of long-term debt	1,650	1,000
Repayment of long-term debt	(25)	(600)
Proceeds from revolving credit facility borrowings	—	385
Repayment of revolving credit facility borrowings	—	(385)
Debt issuance costs	(22)	(13)
Premiums and fees related to early extinguishment of debt	—	(15)
Dividends paid	(186)	(172)
Repurchases of common stock	(101)	(84)
Employee taxes on certain share-based payment arrangements	(7)	(13)
Net cash provided by (used in) financing activities	1,309	103
Change in cash and cash equivalents	115	437
Cash and cash equivalents, beginning of period	512	75
Cash and cash equivalents, end of period	$627	$512
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$33	$155
Cash paid for interest	$76	$89
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$6	$7

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” "pension adjusted net earnings," “pension adjusted diluted earnings per share,” “shipbuilding revenue,” “shipbuilding operating margin,” “Technical Solutions EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin, Technical Solutions EBITDA margin, pension adjusted net earnings and pension adjusted diluted earnings per share are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. When analyzing our operating performance, investors should use shipbuilding revenue, shipbuilding operating margin, Technical Solutions EBITDA margin and pension adjusted diluted earnings per share in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. We believe that shipbuilding revenue, shipbuilding operating margin, Technical Solutions EBITDA margin and pension adjusted

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

diluted earnings per share reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

A provision of the Tax Cuts and Jobs Act of 2017 went into effect on Jan. 1, 2022 that requires companies to capitalize and amortize research and development costs over five years rather than deducting such costs in the year incurred for tax purposes. Unless the provision is deferred, modified, or repealed, we currently estimate that this change could have a $100 million impact on our free cash flow guidance for 2022, which currently assumes the legislation will be deferred, modified or repealed. Unless the provision is deferred, modified, or repealed, we currently estimate that this change could have a $250 million impact on our free cash flow guidance for 2022 through 2024, which currently assumes the legislation will be deferred, modified or repealed.

Reconciliations of forward-looking GAAP and non-GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

Technical Solutions EBITDA margin is defined as Technical Solutions segment operating income before interest expense, income taxes, depreciation, and amortization as a percentage of Technical Solutions revenues.

Pension adjusted net earnings is defined as net earnings adjusted for the after-tax impact of the FAS/CAS Adjustment.

Pension adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

FAS/CAS Adjustment is defined as the difference between expenses for pension and other postretirement benefits determined in accordance with GAAP (FAS) and the expenses determined in accordance with U.S. Cost Accounting Standards (CAS).

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2021	2020	2021	2020
Ingalls revenues	$581	$752	$2,528	$2,678
Newport News revenues	1,539	1,750	5,663	5,571
Technical Solutions revenues	586	311	1,476	1,268
Intersegment eliminations	(29)	(56)	(143)	(156)
Sales and Service Revenues	2,677	2,757	9,524	9,361

Operating Income	120	305	513	799
Operating FAS/CAS Adjustment	39	(62)	157	(248)
Non-current state income taxes	1	(1)	13	4
Segment Operating Income	160	242	683	555
As a percentage of sales and service revenues	6.0%	8.8%	7.2%	5.9%
Ingalls segment operating income	48	96	281	281
As a percentage of Ingalls revenues	8.3%	12.8%	11.1%	10.5%
Newport News segment operating income	95	128	352	233
As a percentage of Newport News revenues	6.2%	7.3%	6.2%	4.2%
Technical Solutions segment operating income	17	18	50	41
As a percentage of Technical Solutions revenues	2.9%	5.8%	3.4%	3.2%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Pension Adjusted Net Earnings and Pension Adjusted Diluted Earnings Per Share

	Three Months Ended		Year Ended
	December 31		December 31
(in millions, except per share amounts)	2021	2020	2021	2020

Net earnings	$120	$249	$544	$696
After-tax FAS/CAS Adjustment(1)	(6)	(73)	(19)	(290)
Pension Adjusted Net Earnings	$114	$176	$525	$406

Diluted earnings per share	$2.99	$6.15	$13.50	$17.14
After-tax FAS/CAS Adjustment per share(1)	(0.15)	(1.80)	(0.47)	(7.14)
Pension Adjusted Diluted EPS**	$2.84	$4.35	$13.03	$10.00

(1) FAS/CAS Adjustment	$(7)	$(92)	$(24)	$(367)
Tax effect*	(1)	(19)	(5)	(77)
After-tax impact	$(6)	$(73)	$(19)	$(290)
Weighted-average diluted shares outstanding	40.1	40.5	40.3	40.6
Per share after-tax impact**	$(0.15)	$(1.80)	$(0.47)	$(7.14)

*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Free Cash Flow

	Year Ended
	December 31
($ in millions)	2021	2020
Net cash provided by operating activities	$760	$1,093
Less capital expenditures:
Capital expenditure additions	(331)	(353)
Grant proceeds for capital expenditures	20	17
Free cash flow	$449	$757

Reconciliation of Technical Solutions EBITDA and EBITDA Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2021	2020	2021	2020
Technical Solutions sales and service revenues	$586	$311	$1,476	$1,268

Technical Solutions segment operating income	$17	$18	$50	$41
Technical Solutions depreciation expense	2	2	6	4
Technical Solutions amortization expense	34	10	66	36
Technical Solutions state tax expense	—	1	5	7
Technical Solutions other, net	—	2	—	(4)
Technical Solutions EBITDA	$53	$33	$127	$84
Technical Solutions EBITDA margin	9.0%	10.6%	8.6%	6.6%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com